                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of report:                   October 1, 1997

Date of earliest event reported:  September 8, 1997



                        ASSISTED LIVING CONCEPTS, INC.
            (Exact name of registrant as specified in its charter)



           Nevada                   1-13498                  93-1148702
(State or other jurisdiction  (Commission File Number)    (I.R.S. Employer
      of incorporation)                                 Identification Number)


 9955 S.E. Washington Street, Suite 201
           Portland, OR                               97216
(Address of principal executive offices)            (Zip Code)

                                (503) 252-6233
             (Registrant's telephone number, including area code)

                                Not applicable
  (Former name, former address and former fiscal year, if changed since last report)
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Item 5.  Other Events



RECENT DEVELOPMENTS

   On September 8, 1997, Assisted Living Concepts, Inc. (the "Company") agreed in principle to acquire all of the 4,853,500 outstanding shares of Home and Community Care Inc. ("HCI") for $1 per share and to assume HCI's debt (approximately $5.7 million as of August 31, 1997). HCI stockholders will be entitled to receive additional compensation depending upon how many of HCI's residences under development are completed. For each completed residence, HCI stockholders will receive an additional $7,500 per unit (approximately $300,000). HCI currently has 39 assisted living residence sites (1,567 units) either under construction or identified for possible development in five states. In addition, HCI has an existing home healthcare, hospice and durable medical equipment businesses.

  The Boards of Directors of the Company and HCI have approved the agreement in principle. The Company and HCI are negotiating the terms of a definitive acquisition agreement. It is presently anticipated that the definitive agreement will provide that the consideration payable to the HCI stockholders will be in cash. The HCI acquisition will not be consummated unless, among other things, the definitive acquisition agreement has been approved by the Board of Directors of each of the Company and HCI and by the stockholders of HCI. While the parties contemplate closing the merger in October 1997, there is no assurance that the HCI acquisition will close or, if it closes, that it will close on the terms described above.

   In addition, Mr. William McBride III, Chairman of the Board of Directors and one of the founders of the Company as well as the current Chief Executive Officer of HCI, will be appointed the new Chief Executive Officer of the Company. Dr. Keren Brown Wilson, who has been Chief Executive Officer and President of the Company, will be the Chief Operating Officer, President and Vice Chairman of the Company.

   Mr. Andre Dimitriadis resigned as a director on September 8, 1997 from the Board of Directors of the Company. The Board of Directors of the Company has elected Ms. Gloria Cavanaugh, executive director of American Society on Aging, to the Board to replace Mr. Dimitriadis.

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                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        ASSISTED LIVING CONCEPTS, INC.


Date:  October 1, 1997                  By:   /s/ Stephen Gordon
                                           ---------------------------
                                           Name:  Stephen Gordon
                                           Title: Chief Administrative Officer,
                                                  Chief Financial Officer and
                                                  Secretary

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